Exhibit 99.1

Message From The President of REALTOR.com®, Allan Dalton

New Pricing Announcement

Dear REALTOR®,

I believe that just as many REALTORS® feel it is their professional responsibility to demonstrate the value of their services to a prospective home seller before they explain their fee, so too do I believe it would be very disrespectful to every REALTOR® to just email everyone a new rate card without an explanation. The overwhelming majority of REALTORS® do not pay REALTOR.com® one penny and neither should YOU ; unless you can clearly see the value of enhancing your listings and image on REALTOR.com®, the #1 real estate Web site.1 This is especially true given that REALTOR.com® advertises for free (REALTOR.com® incurs the cost), every one of your listings and automatically includes a picture of the home for the life of the listing. Therefore, we want to make sure that you have a prudent business reason to pay for more than the free basic service we provide you.

We do not want unhappy REALTOR.com® customers, which is caused when anyone believes they did not receive the appropriate value for what they spent. Regarding perceived value, this is a concept that all REALTORS® understand, because every REALTOR® must also work hard to ensure that real estate consumers understand and accept the value behind the commissions they pay, whether it is $5,000, $10,000, $20,000 or more. The value must be supported. We too must support our value, but in the end, only each individual REALTOR® will judge whether it is worth it to them to enhance their marketing with us. Anytime we adjust our pricing to reflect what we believe is a significant increase in value, as we are announcing today, we want you to review whether the value we are delivering is worth what we are charging for it. This is why we also eliminated our automatic renewal program to further ensure that not one REALTOR® is charged for our optional services unless it is a well thought out decision.

Therefore, you should not purchase REALTOR.com® advertising and marketing services for the following reasons:

•	You should not provide 6 photos of your properties on REALTOR.com® just because research indicates that both home sellers and buyers prefer multiple photos of homes for sale, unless you think by doing so it is worth it to YOU,

•	You should not spend one penny with REALTOR.com® even if you hear other REALTORS® claiming that they are making tens of thousands of additional dollars because of the upgraded marketing they do on REALTOR.com®. Because even though other REALTORS® claim to attract more buyers, secure more listings, and save money on personal promotion on our site, there is no guarantee that YOU will,

•	Just because a REALTOR® has our Featured Homes™ Marketing System, which now enables them to enhance their prospecting by mailing and handing out our new “Featuring Your Home First” brochure to prospective home sellers or to their entire “farm area,” does not guarantee your success. REALTOR.com® cannot give you assurances that your home sellers will even want their property to be featured first before the other properties that their homes compete against,

•	You should also not upgrade your marketing with us just because many REALTORS® may benefit from the “Just Listed” and “Just Sold” Featured Homes postcards, as it does not necessarily mean that YOU will,

•	Even if the traffic that we spend millions of dollars for, to attract more consumers to listings, causes some REALTORS® to have more opportunities to meet with buyers and sellers – it doesn’t guarantee that you will. And even when REALTORS® meet with more prospective home sellers because of REALTOR.com®, that alone does not guarantee that the REALTOR® will secure the listing,

•	You should also not upgrade your marketing on REALTOR.com® unless you are confident that you can convert additional potential opportunities because of your overall value to consumers.

Why am I devoting this time to provide you reasons not to upgrade your marketing with us? An appropriate analogy might be that just as REALTORS® disclose information regarding property in advance of a buying decision — I wanted to make sure that not one REALTOR® in America spends one penny on our upgrades without our acknowledging that there is no guarantee that this is the best investment for them.

Now if I may, I would like to respectfully suggest why you might choose to upgrade, or continue to upgrade your marketing on REALTOR.com® from our free basic service.

•	78% of home buyers reported that photos were the most desired feature when searching online [2]

•	71% of all home buyers searched for real estate on the Internet [2]

•	86% of all the minutes consumer spend on national sites looking for real estate, they spend on REALTOR.com®1

•	Featured Homes are seen 20 times more often and get more inquiries [3]

•	The Feature Homes Marketing System now includes consumer brochures and “Just Sold” postcards and will include a “Just Listed” postcard and door-hanger for prospecting purposes

•	REALTORS® that use the REALTOR.com® Marketing System get 53% higher production, on average, than those who don’t [4]

•	The REALTOR.com® Marketing System helps REALTORS® who want to make a transition from marketing TO home sellers to marketing FOR prospective home sellers and For their entire “farm” area

•	REALTOR.com® enables REALTORS® to go from personal promotion to personal marketing

I would imagine that at this time many of our valued customers have already skipped the aforementioned comments regarding our value proposition and cautions about not upgrading with us.

REVISED PRICES

We have a revised our prices for the following reasons:

•	We have recently acquired all the online consumers using Microsoft’s MSN network to search for real estate. They will now go to REALTOR.com®

•	Consumers continue to visit REALTOR.com® in increasing numbers, which in turn has made us by far the #1 real estate site in the world[1]

•	Our Featured Homes offering has been upgraded to a NEW comprehensive Featured Homes Marketing System

•	Even though, at enormous costs, we have significantly increased the numbers of consumers using REALTOR.com® and improved the effectiveness of the service, we have not raised prices in 20 months

As a result of this, we have new pricing. We’re providing you this information in advance so that you can better prepare your budgets — and hope that this information is helpful to you. We believe that our new pricing continues to represent incomparable value to those REALTORS® who are dedicated to leveraging the REALTOR.com® site. Read this information carefully and please remember, even if you do not elect to spend one penny with REALTOR.com® it remains our privilege to advertise every one of your listings with our basic service, for free.

Featured Homes™(including the Features Homes Marketing System)

•	Featured Homes™ Marketing System Tier 3 — $1999 annually

•	Featured Homes™ Marketing System Tier 2 — $849 annually

•	Featured Homes™ Marketing System Tier 1 — $349 annually

Featured Homes pricing is based on the amount of traffic in that select market. Featured Homes rates will change, effective November 1, 2004.

Showcase Listing Enhancements

•	Showcase Listing Enhancements will receive a 10% increase effective January 1, 2005

Customers with annual service agreements will be unaffected until the date of their agreement expiration. For more information on the improvements to the Featured Homes Marketing System, please see this month’s article below.

For those of you that upgrade, I have every confidence that you will become one of the many extremely satisfied REALTORS® — REALTORS® who unabashedly salute REALTOR.com® for the monumental improvement in their productivity.

Respectfully yours,

Allan Dalton

President and CEO, REALTOR.com®

1 Media Metrix May 2004 time spent searching on comparable national real estate aggregation sites

2 NAR Profile of Home Buyers and Sellers 2003

3 Based on Homestore, Inc.’s internal accounting for May 2003 – April 2004, average measure of property listings with Featured Homes versus property listings without Featured Homes

4 Internal study of all agents with listings from five MLSs representing 82,000 agents for the period of July ’02 – June ’03. 53% higher production compares agents with 10-50 listings who use REALTOR.com® versus agents with 10-50 listings not using REALTOR.com®. “Production” is defined as average list price multiplied by average number of listings. “Using” REALTOR.com® means that one or more components of the REALTOR.com® Marketing System have been purchased.